Exhibit 99 (h)(6)


      SECURITIES LENDING AGENCY AGREEMENT dated as of January 3, 2005 among AMR Investment Services Trust (the "Trust"), on behalf of its International Equity Portfolio (the "Portfolio"), an investment company organized under the laws of the Commonwealth of Massachusetts (the Trust on behalf of the Portfolio, the "Fund"), and Brown Brothers Harriman & Co., a New York limited partnership with an office in Boston, Massachusetts ("BBH&Co.").


      WHEREAS, the Fund intends to lend securities to securities brokers and other borrowers which have been or will be approved by the Fund; and


      WHEREAS, the Fund intends to appoint BBH&Co. as its lending agent to act as its agent in connection with the securities lending program and to lend in accordance with operational procedures established by BBH&Co. and which govern securities lending activity by the Fund, hereinafter referred to as "Operational Procedures". Such Operational Procedures shall not be modified or amended except by instrument in writing signed by the parties hereto;


      NOW, THEREFORE, in consideration of the premises and agreements contained herein, the parties hereto, intending to be bound, hereby agree as follows:

      1. APPOINTMENT. The Fund hereby appoints BBH&Co. as its lending agent for the purposes set forth herein. BBH&Co. hereby accepts such appointment. BBH&Co. is acting solely as a directed agent of the Fund hereunder and owes no fiduciary duties to any person with respect to this Agreement. BBH&Co. shall have no duties or responsibilities in respect to securities lending transactions except those expressly set forth in this Agreement.

      2. AUTHORIZATIONS. The Fund hereby authorizes BBH&Co. to act as its agent as set forth in this Section.


      2.1 LENDING OF AVAILABLE SECURITIES. The Fund hereby authorizes the lending of those securities identified in Schedule 1 hereto, as the same may be amended by the Fund from time to time and as otherwise limited by notice from the Fund ("Available Securities") which are held in accounts maintained with either the Fund's custodian or subcustodian (each a "Custody Account").

      2.2 LENDING TO APPROVED BORROWERS UNDER APPROVED TERMS. The Fund hereby authorizes the lending of Available Securities to any one or more of the institutions prescribed by the Fund and listed on Schedule 2 hereto (each, an "Approved Borrower"). Any such loan shall be on the terms set forth in a securities loan agreement substantially in the form of Schedule 3 ("SLA") hereof (including any percentage limits for loans to each Approved Borrower as reflected on Schedule 2 hereto) unless the Fund otherwise authorizes in writing (the terms set forth in Schedules 2 and 3 as well as any terms otherwise authorized by the Fund in writing, "Approved Terms").

      2.3 AUTHORIZATIONS BY FUND. The Fund hereby authorizes and empowers BBH&Co. to execute in the Fund's name all agreements and documents as may be necessary or appropriate in their judgment to carry out the purposes of this Agreement. It is understood and agreed that BBH&Co. is authorized to supply any information regarding the Fund and any loan of securities effected pursuant to the terms hereof that is required by this Agreement or under applicable law.

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      The  Fund  may  approve  changes  to the  Available  Securities,  Approved
Borrowers or Approved Terms by executing an updated Schedule 1, 2 or 3 as appropriate and delivering it to BBH&Co..

      3. SECURITIES LOAN AGREEMENT. BBH&Co. is hereby authorized to execute a SLA as the Fund's agent on a disclosed basis with each Approved Borrower. The Fund hereby authorizes BBH&Co. to revise, without notice to the Fund, the terms of any SLA with any Approved Borrower as BBH&Co. deems necessary or appropriate, in its discretion, for the effectuation of any transaction contemplated hereby or thereby provided that, as so revised, the SLA remains substantially in the form of Schedule 3 and is not inconsistent with the terms hereof. The Fund agrees to be bound by the terms of SLA's entered into by BBH&Co. with Approved Borrowers with respect to the Fund's participation in the securities lending program as though the Fund were itself a party to all of such agreements. The Fund specifically approves such form of agreement as set forth in Schedule 3 and agrees, upon request, to promptly furnish or cause to be furnished to BBH&Co. the Fund's financial statements to enable BBH&Co. to comply with any request therefor by any Approved Borrower in connection with any SLA. BBH&Co. shall negotiate on behalf of the Fund with each Approved Borrower all terms of a securities loan, including the amounts or fees to be received or paid pursuant to the applicable SLA. BBH&Co. may prepare a transactional confirmation in respect of each loan effected pursuant to an SLA, setting forth the securities borrowed and the material terms of the loan, and may transmit the same to the Approved Borrower in accordance with such SLA. The Fund understands and agrees that the identity of the Fund will be disclosed by BBH&Co. to the Approved Borrower in accordance with the SLA.


      4. LOAN OF SECURITIES. During the term of any securities loan, the Fund shall permit the loaned securities to be transferred, pursuant to an SLA, into the name of and voted (where applicable) by an Approved Borrower. BBH&Co. is authorized in its discretion to terminate any securities loan entered into with an Approved Borrower without prior notice to the Fund, subject to the conditions of the relevant SLA. The Fund may itself instruct BBH&Co. to terminate any loan on any date, subject to the conditions of the relevant SLA. BBH&Co. agrees to comply with any such instruction.

      4.1 LIMITS ON RETURN OF LOANED SECURITIES. The Fund acknowledges that, under the applicable SLA, Approved Borrowers will not be required to return loaned securities immediately upon receipt of notice from BBH&Co. terminating the applicable loan, but instead will be required to return such loaned securities within such period of time following such notice which is equal to the earlier of (i) the standard settlement period for trades of the loaned securities entered into on the date of such notice in the principal market therefor, or (ii) five business days (as defined in the SLA) from the giving of such notice.

      4.2 RECALL OF LOANED SECURITIES. Upon receiving a notice from the Fund that Available Securities which have been lent to an Approved Borrower should no longer be considered Available Securities (whether because of the sale of such securities or otherwise), BBH&Co. shall
           (a) notify promptly thereafter the Approved Borrower which has borrowed such securities that the loan of such securities is terminated and that such securities are to be returned within the time specified by the applicable SLA, or (b) otherwise cause to be delivered, at its discretion, an equivalent amount of such security if such amount is available to be loaned from assets of other clients participating in BBH&Co.'s securities lending program, to the Fund.


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      4.3  NOTIFICATION  OF  SALES  OF  LOANED   SECURITIES.   The  Fund  hereby
           acknowledges its obligation to BBH&Co., as applicable, to provide notification of any sale of securities which are out on loan by the close of business, in the principal market therefor, on trade date of
           such  sale,  or  as  otherwise   provided  for  in  the   Operational
           Procedures.

      5. LOAN COLLATERAL. For each loan of securities, the Approved Borrower shall pledge as collateral the following items: (a) cash in U.S. dollars or foreign currency; or (b) securities issued or fully guaranteed by the United States government (collectively, "Collateral") having an initial market value (as determined by BBH&Co. pursuant to the applicable SLA) at least equal to the market value of the loaned securities (as determined pursuant to the Operating Procedures and applicable SLA).


      5.1 RECEIPT OF COLLATERAL. In respect of the commencement of any loan, BBH&Co. shall instruct the Approved Borrower to transfer to BBH&Co. the required Collateral. Collateral will be received from an Approved Borrower prior to or simultaneous with delivery of securities loaned. If the Approved Borrower does not provide Collateral to BBH&Co., as previously agreed, then BBH&Co. will cancel the corresponding loan instruction prior to delivery.


      5.2 HOLDING AND ADMINISTRATION OF COLLATERAL. All Collateral consisting of cash and securities shall be received, held and administered by BBH&Co. (as set forth in Operational Procedures) for the benefit of the Fund in the applicable Custody Account or other account established for the purpose of holding Collateral. Collateral consisting of cash shall be placed in an investment listed in the attached Schedule 4, which may be updated from time to time by the Fund ("Permitted Investments") in accordance with Section 7 hereof.


           5.2.1 MAINTENANCE OF COLLATERAL MARGIN. In respect of loans of securities entered into on behalf of the Fund, BBH&Co. will value on a daily basis, in accordance with the applicable SLA, the loaned securities and all Collateral and, where applicable, BBH&Co. shall, in accordance with the provisions of the applicable SLA, request the Approved Borrower to deliver sufficient additional Collateral to the Fund to satisfy the applicable margin requirement. If, as a result of marking-to-market, Collateral is required to be returned to the Approved Borrower under the SLA, BBH&Co. will timely return such Collateral to the Approved Borrower.

           5.2.2 SUBSTITUTION OF COLLATERAL. The Fund acknowledges and agrees that, pursuant to any SLA, BBH&Co. may permit an Approved Borrower to substitute Collateral, which is of the type specified in Section 5 hereto, during the term of any loan so long as the required margin in respect of such loan continues to be satisfied at the time of such substitution.

           5.2.3 RETURN OF COLLATERAL. Upon termination of the loan, BBH&Co. shall instruct the Approved Borrower to return the loaned securities to the applicable Custody Account. BBH&Co. will instruct any subcustodian, if applicable, to accept such return delivery of loaned securities. BBH&Co. shall monitor the return of loaned securities. Once BBH&Co. has confirmed settlement of the return of the loaned securities, BBH&Co. shall effect, on behalf of the Fund, the redemption of any Permitted Investment, if applicable, and effect the return of Collateral due the Approved Borrower in accordance with the Approved Borrower's transfer instructions with respect thereto.

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

      6. INCOME, CORPORATE ACTIONS AND SUBSTITUTE PAYMENTS. Income, corporate actions and Substitute Payments (as defined in Sections 6.1 and 6.2) shall be dealt with as provided in this Section 6.

      6.1 INCOME AND RELATED PAYMENTS TO BORROWER. Where Collateral consists of securities and the Approved Borrower, pursuant to an SLA, is due to receive an amount equal to the interest or distribution declared ("Collateral Substitute Payment") in respect of such Collateral during the term of the related securities loan, BBH&Co. shall promptly remit or cause to be remitted such Collateral Substitute Payment on behalf of the Fund to the Approved Borrower in accordance with such Approved Borrower's instructions. BBH&Co. shall likewise remit, or cause to be remitted, to any Approved Borrower the applicable Cash Collateral Fee (as defined in the SLA) when due in accordance with the Approved Borrower's instructions.

      6.2 INCOME AND RELATED PAYMENTS TO FUND. BBH&Co. shall instruct each Approved Borrower which is a party to an SLA to remit any payment in-lieu-of the interest or distribution declared on loaned securities ("Loan Substitute Payment") which is (i) denominated in a currency other than U.S. dollars and (ii) denominated in U.S. dollars when the Loan Substitute Payment is not automatically distributed to the BBH&Co. depository account on behalf of the Fund by the applicable depository, and BBH&Co. shall receive, hold and administer the same, for the account of the Fund. BBH&Co. shall also instruct each Approved Borrower which is a party to an SLA to remit any other fees payable on loaned securities to BBH&Co. for the account of the Fund, and BBH&Co. shall receive, hold and administer the same for the account of the Fund.

      6.3 CORPORATE ACTIONS AND PROXY RIGHTS. The Fund acknowledges that, with respect to securities which are out on loan over the applicable record date for such action, unless otherwise agreed hereto, it will not be entitled to (i) participate in any dividend reinvestment program; (ii) receive stock in an optional cash/stock dividend plan; or (iii) vote any proxies. Corporate actions will otherwise be processed in accordance with the SLA and the Operational Procedures.

      7. INVESTMENT OF CASH COLLATERAL. Pursuant to the SLA, the Fund shall have the right to invest cash Collateral received in respect of any loan, subject to an obligation, upon the termination of the loan, to return to the borrower the amount of cash initially pledged (as adjusted for any interim marks-to-market).

      7.1 COLLATERAL INVESTMENT DIRECTION. The Fund hereby authorizes and directs BBH&Co. to cause to be invested, on the Fund's behalf and at the Fund's sole risk, all Collateral in the form of cash by effecting purchase and sales and/or subscriptions and redemptions of such Collateral in any Permitted Investment. BBH&Co. shall, where applicable, send timely instructions to the transfer agent of the Permitted Investment with respect to any cash transfers required to be completed in conjunction with any subscription or redemption in a Permitted Investment.

      7.2 COLLATERAL INVESTMENT RISK. Any such investment shall be at the sole risk of the Fund. Any income or gains and losses from investing and reinvesting any cash Collateral delivered by an Approved Borrower pursuant to an SLA shall be at the Fund's risk, and the Fund agrees that to the extent any such losses reduce the amount of cash below the amount required to be returned to the Approved Borrower upon the


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

           termination of any loan (including any Cash Collateral Fee), the Fund will, on demand of BBH&Co., immediately pay or cause to be paid to such Approved Borrower an equivalent amount in cash.

      8. BORROWER DEFAULT. In the event of default by an Approved Borrower with respect to any loan entered into pursuant to a SLA, BBH&Co. will take such actions as are set forth in the applicable SLA. In addition, the following provisions shall apply.


      8.1 REPLACEMENT OF LOANED SECURITIES. If a borrower fails, pursuant to the SLA with BBH&Co., to return loaned securities with respect to a loan when due ("Default Event"), then BBH&Co. shall be responsible to the Fund as follows: BBH&Co. shall use the Collateral or the proceeds of the liquidation of such Collateral as soon as reasonably practicable to purchase for the affected Fund's account, for settlement in the normal course, replacement securities of the same issue, type, class and series as that of the loaned securities ("Buy-In"). If the value of the Collateral is less than the purchase cost of replacement securities (or liquidated damages calculated under Section 8.2), BBH&Co. shall be responsible for satisfying such shortfall but only to the extent that such shortfall is not due to any diminution in the Collateral Value (as defined in this Section) which is due to the reinvestment risk borne by the Fund pursuant to
           Section 7.2 of this Agreement. For purposes of this Section, "Collateral Value" shall be calculated in accordance with the following terms:


           8.1.1 VALUE OF CASH COLLATERAL. In the case of loans collateralized solely by cash Collateral, the amount of the cash Collateral pledged by a borrower with respect to a loan.

           8.1.2 VALUE OF SECURITIES COLLATERAL. In the case of loans collateralized solely by securities Collateral, the market value of such Collateral.



           8.1.3 VALUATION DATE. Collateral Value shall be determined on the date of the Buy-In (or the payment made pursuant to Section
                 8.2 below).

           8.1.4 MARKET VALUE. Market value shall be determined by BBH&Co., where applicable, based upon prices obtained from recognized pricing services or dealer price quotations.

           8.1.5 MULTIPLE FORMS OF COLLATERAL. Where a loan is collateralized by more than one type of Collateral, the aggregate market value of Collateral securing such loan (for the purpose of computing the indemnity) shall be the sum of the market values for each relevant type of Collateral.


      8.2  IMPOSSIBILITY   OF   REPLACEMENT/LIQUIDATED   DAMAGES.   If   BBH&Co.
           determines that a Buy-In is commercially impracticable, BBH&Co. shall, in lieu of effecting a Buy-In, pay to the affected Fund an amount equal to the market value of the loaned securities determined at the close of business on the date of the Default Event to be reduced by any shortfall in the Collateral Value that is due to the reinvestment risk borne by the Fund pursuant to Section 7.2.

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

      8.3 REPLACEMENT OF DISTRIBUTIONS. In addition to making the purchases or payments required above, BBH&Co. shall pay to the Fund the value of all distributions on the loaned securities, the record dates for which occur before the date that BBH&Co. executes a Buy-In or makes the payments to the Fund required pursuant to Section 8.2 and that have not otherwise been credited to the Fund's Custody Account. For purposes of this Section, the value of such distributions shall be calculated net of taxes, expenses or other deductions that would normally accrue to such distributions. BBH&Co. shall use Collateral or the proceeds of such Collateral to the extent available to make such payments of distributions and BBH&Co. shall be responsible for satisfying any shortfall, but only to the extent that such shortfall in the Collateral Value is not due to the reinvestment risk borne by the Fund pursuant to Section 7.2 of this Agreement.


      8.4 COLLATERAL NOT IN POSSESSION OR CONTROL OF BBH&CO. If, on the date of the Default Event by reason of the Fund's request or actions, BBH&Co. is not in possession or control of the Collateral allocated to the defaulted Loan, the Fund shall cause such Collateral to be transferred to BBH&Co. by the close of business on the day BBH&Co. requests such a transfer or, if such request is made by BBH& Co. after 3:00 p.m. ET on a business day, the next business day. Upon BBH&Co.'s timely receipt such Collateral shall be applied by BBH&Co. against the cost of any Buy-In or replacement payment in accordance with Section 8.2. In the event that such Collateral is not timely transferred to BBH&Co., the Buy-In or replacement provisions of
           Section 8.2 shall not apply and the compensation to the Fund shall be limited to the shortfall, if any, between the Collateral Value and the market value of the loaned securities as determined at the close of business on (i) the date of the Default Event or (ii) the date such Collateral is so transferred, but only to the extent that any such shortfall in the Collateral Value is not due to the reinvestment risk borne by the Fund pursuant to Section 7.2 of this Agreement. The date of the valuation of the loaned securities pursuant to (i) or
           (ii) of this Section 8.4 shall be determined by BBH&Co. in its sole discretion.

      8.5 SUBROGATION AND ASSIGNMENT OF RIGHTS IN COLLATERAL. In the event that BBH&Co. is required to perform a Buy-In, make any payment of distributions, and/or make any payment of liquidated damages under this Section, the Fund agrees that, to the extent of such performance or payment, BBH&Co. shall be subrogated to, and the Fund shall assign, and be deemed to have assigned, to BBH&Co. all of such Fund's rights in, to and against the Borrower in respect of the related loan, any Collateral pledged by the Borrower in respect of such loan and all proceeds of such Collateral. In the event that the Fund receives or is credited with any payment, benefit or value from or on behalf of the Borrower in respect of rights to which BBH&Co. is subrogated as provided herein, the Fund shall promptly remit or pay to BBH&Co. the same (or, where applicable, its United States dollar equivalent).

      9. STATEMENTS. BBH&Co. will provide to the Fund (i) upon request, a daily statement of activity setting forth information relating to loaned securities, marks-to-market and termination and (ii) on or about the 7th (seventh) Business Day of each month, a statement indicating for the preceding calendar month the securities lent by the Fund, the value of such securities, the identity of the borrower for each loan, the nature and amount of Collateral pledged or delivered as security for each loan, the income received (or loss incurred) from the daily investment of cash Collateral, the amounts of any fees or payments paid with respect to each loan and such other information as the parties hereto may agree to from time to time. For purposes hereof, "Business Day" means any day on which BBH&Co. is open for business in Boston, Massachusetts. BBH&Co. (unless otherwise


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instructed by the Fund) shall  instruct any Approved  Borrower to remit directly to BBH&Co., as applicable, all amounts and fees due the Fund pursuant to any loan of securities, which BBH&Co. shall in turn promptly credit to the Fund's Custody Account.

      10. SIPC COVERAGE. THE PARTIES ACKNOWLEDGE THAT THE PROVISIONS OF THE SECURITIES INVESTOR PROTECTION ACT OF 1970 MAY NOT PROTECT THE FUND WITH RESPECT TO THE SECURITIES LOAN TRANSACTION AND THAT, THEREFORE, THE COLLATERAL DELIVERED BY AN APPROVED BORROWER TO THE FUND MAY CONSTITUTE THE ONLY SOURCE OF
SATISFACTION BY THE APPROVED BORROWER OF ITS OBLIGATION IN THE EVENT THE APPROVED BORROWER (OR ITS AGENT) FAILS TO RETURN THE SECURITIES.


      11. FUND INFORMATION. The Fund covenants and agrees to promptly furnish to BBH&Co. any information regarding the Fund which is necessary to effect transactions on behalf of the Fund including, but not limited to, restrictions it wishes to impose with respect to the acceptance of forms of collateral or lending to any Approved Borrower(s) or any limitations imposed pursuant to any applicable law, regulation, authority, charter, by-law, statute or other instrument.

      12. TAX TREATMENT. The Fund acknowledges that the tax treatment of Substitute Payments may differ from the tax treatment of the interest or dividend to which such payment relates and that the Fund has made its own determination as to the tax treatment of any securities loan transactions undertaken pursuant to this Agreement and of any dividends, distributions, remuneration or other funds received hereunder. The Fund also acknowledges that, to the extent that either the Fund or the Approved Borrower is a non-U.S. resident, BBH&Co. may be required to withhold tax on amounts payable to or by the Fund pursuant to a securities loan and may at any time claim from the Fund any shortfall in the amount BBH&Co. so withheld.


      13. RESPONSIBILITY OF BBH&CO. Subject to Section 8 hereof and the requirements of applicable law, BBH&Co. shall not be liable with respect to any losses incurred by the Fund in connection with this securities lending program or under any provision hereof, except to the extent that such losses result from its negligence or willful misconduct in the performance of its duties under this Agreement. BBH&Co. shall not be liable for losses, costs, expenses or liabilities caused by or resulting from the acts or omissions of the Fund or of any agent or third party custodian of the Fund. BBH&Co. shall not be responsible for any special, punitive, indirect or consequential damages, whether or not BBH&Co. has been apprised of the likelihood of such damages.

      14. FUND INDEMNITY. The Fund hereby indemnifies BBH&Co. (which, for purposes of this paragraph shall include their respective officers, directors, partners, managers, employees and agents) from and against any and all claims, damages, liabilities, losses, costs or expenses (including the fees and expenses of counsel) incurred, suffered or sustained by BBH&Co., other than pursuant to
Section 8 hereof, which directly or indirectly arise from performance of this Agreement or any transaction effected pursuant to an SLA, except to the extent that such claims, damages, liabilities, losses, costs or expenses were caused solely by the negligence or willful misconduct of BBH&Co.. This indemnity shall survive the termination of this Agreement and the resignation or removal of BBH&Co. as agent.

      15. SECURITY INTEREST. The Fund hereby grants a lien and security interest (each a "Security Interest") to BBH&Co. in its interest in any and all securities to which this Agreement relates, said Security Interests to secure payment and performance of any indebtedness or other liability the Fund incurs


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to BBH&Co. under this Agreement, including (without limitation) reimbursement of any payment made under this Agreement in advance of the receipt of good funds for account of the Fund, as the case may be, in respect of any securities lending transaction hereunder ("Securities Lending Obligations")


      16. REPRESENTATIONS AND WARRANTIES. Each party represents and warrants to each other that (i) it has due authority to enter into and perform this Agreement and any transactions contemplated thereby; (ii) the execution and performance of this Agreement and any transaction contemplated thereby has been duly authorized by all necessary action, corporate or otherwise, and does not and will not violate any law, regulation, charter, by-law or other instrument, restriction or provision applicable to it; and (iii) this Agreement constitutes such party's legal, valid and binding obligation enforceable in accordance with its terms. In addition, the Fund represents that: (a) any loan authorized hereunder and the performance of this Agreement in respect of such loan is authorized by the prospectus and other constitutive documents of the Fund
(including any limits as to the aggregate amount of authorized lending under such documents); and (b) as to any securities lent at any time and from time to time on behalf of the Fund, the Fund shall be the owner thereof with clear title thereto and no lien, charge or encumbrance upon such securities shall exist.

      17. NON-EXCLUSIVITY OF AGENCY SERVICE AND SIMILAR MATTERS. The Fund acknowledges that BBH&Co., acting on behalf of other accounts, may effect transactions with or for the same institutions to which loans of securities may be made hereunder, which transactions may give rise to potential conflict of interest situations. The Fund further acknowledges that BBH&Co. may engage in securities lending transactions as agent for other lenders. Lending opportunities among borrowers shall be allocated at the discretion of BBH&Co. in an equitable manner.

      18. DISCLOSURE OF INFORMATION. The Fund acknowledges that BBH&Co. may share general information on its securities lending program including statistics at the Fund and/or aggregate level for consulting practices and benchmarking purposes. The Fund hereby authorizes BBH&Co. to disclose from time to time certain Fund information to non-affiliated companies for the above purposes, but in no event shall such information include the name of the Fund.


      19. FORCE MAJEURE. BBH&Co. shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of, or caused directly or indirectly by, circumstances beyond its control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, transportation, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority; governmental actions; or inability to obtain labor, material, equipment or transportation; provided, however, that BBH&Co. shall be responsible for exercising reasonable efforts to mitigate the effect of such an event and to avoid continuing harm to the Fund. Without limiting the foregoing and subject to Section 8 hereof, BBH&Co. shall not be responsible for economic, political or investment risks incurred through the Fund's participation in this securities lending program. Notwithstanding anything to the contrary in Sections 13, 14 and 19 herein, BBH&Co. shall not be responsible for diminution in the Collateral Value (as defined in this Section) which is due to the reinvestment risk borne by the Fund pursuant to Section 7.2 of this Agreement


      20.  RELIANCE  ON  FUND  COMMUNICATIONS.  BBH&Co.  shall  be  entitled  to conclusively rely upon any certification, notice or other communication (including by telephone (if promptly confirmed in writing), telex, facsimile, telegram or cable) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of an approved person ("Approved Person") of the Fund. Set forth in Schedule 5 hereto is a list of Approved

Persons for each of the parties hereto, which list may be amended by any party from time to time upon notice to the other parties. No provision of this Agreement shall require BBH&Co. to expend or risk its own funds in the performance of its duties hereunder. BBH&Co. reserves the right to notify the Fund of any restrictions (self-imposed or otherwise) concerning its activities worldwide. BBH&Co. shall have the right to consult with counsel with respect to its rights and duties hereunder and shall not be liable for actions taken or not taken in reliance on such advice.

      21. COMPENSATION. The basis of BBH&Co.'s compensation for its activities hereunder and in respect of any loan is set forth in Schedule 6 hereto. BBH&Co. shall notify the Fund, on or about the 7th (seventh) Business Day of each month, of the amount of fees due BBH&Co. hereunder and, promptly upon receipt of such notice, the Fund shall effect the requisite payment to BBH&Co. in immediately available funds of U.S. dollars, or pursuant to such other means as provided for in the Operational Procedures.

      22. TERMINATION. This Agreement may be terminated at the option of any of the parties and, subject to Section 23 hereto, shall be effective upon delivery of written notice to the other parties hereto or on such date as the written notice shall provide; provided that the Fund's indemnification and the obligations of BBH&Co. pursuant to Section 8 hereto shall survive any such termination. The Fund may remove BBH&Co. as lending agent, with or without cause. Such removal shall be effective upon delivery of written notice to the party being removed.


      23. ACTION ON TERMINATION. It is agreed that (a) upon receipt of notice of termination, no further loans shall be made hereunder by BBH&Co. and (b) BBH&Co. shall, within a reasonable time after termination of this Agreement, terminate any and all outstanding loans. The provisions hereof shall continue in full force and effect in all other respects until all loans have been terminated and all obligations satisfied as herein provided.


      24. NOTICES. All notices, demands and other communications hereunder shall be in writing and delivered or transmitted (as the case may be) by registered mail, facsimile, telex, courier, or be effected by telephone promptly confirmed in writing and delivered or transmitted as aforesaid, to the intended recipient in accordance with Schedule 7 hereto. Notices shall be effective upon receipt.


      25. GOVERNING LAW AND JURISDICTION. This agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to conflict of law provisions thereof. The parties hereto hereby irrevocably consent to the exclusive jurisdiction of (and waive dispute of venue in) the courts of the State of New York and the federal courts located in New York City in the Borough of Manhattan.

      26. AMENDMENT AND EFFECT. This Agreement shall not be modified or amended except by an instrument in writing signed by the parties hereto. This Agreement supersedes any other agreement between the parties hereto concerning loans of securities owned by the Fund. This Agreement shall not be assigned by any party without the prior written consent of the other parties. This Agreement may be executed in several counterparts each of which shall be an original and all of which shall constitute one and the same. This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof.

      IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name and behalf as of the day and year first set forth above.



                                    AMR INVESTMENT SERVICES TRUST, ON BEHALF
OF ITS SERIES, INTERNATIONAL EQUITY PORTFOLIO


                                    By:



                                    Name:  William F. Quinn
                                    Title:  President



                                    BROWN BROTHERS HARRIMAN & CO.
                                    AS AGENT

                                    By:


                                    Name:
                                    Title:

                                   SCHEDULE 1
                                   ----------



ACCOUNT NOS.                              AVAILABLE SECURITIES
------------                              --------------------
                                    All Securities held in custody at State
Street Bank & Trust Co.

, The maximum market value of securities on loan for the Fund is limited to 33 1/3% of Fund's total assets. Total assets will include the market value of collateral held.]

                                   SCHEDULE 2
                                   ----------


APPROVED U.S. BORROWERS
-----------------------

ABN AMRO Incorporated
Barclays Capital Inc.
Bear, Stearns & Co. Inc.
Bear, Stearns Securities Corp.
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
Goldman, Sachs & Co.
ING Financial Markets LLC
Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated/MS Securities Services Inc.
SG Americas Securities, LLC
UBS Securities LLC


The maximum allowable market value of securities on loan per borrower is 25% of the Fund's total assets. For avoidance of doubt, total assets includes the market value of collateral held by the Fund.

                                   SCHEDULE 3
                                   ----------


                        FORM OF SECURITIES LOAN AGREEMENT

                                   SCHEDULE 4
                                   ----------


                          AMR INVESTMENT SERVICES TRUST
                  AMERICAN AADVANTAGE INTERNATIONAL EQUITY FUND
                        SECURITY LENDING CASH COLLATERAL
                             REINVESTMENT GUIDELINES

APPROVED INVESTMENTS:
---------------------

| |   American AAdvantage Money Market Select Fund ("Select Fund")
| |   AMR Investments Enhanced Cash Business Trust ("ECBT")
| | Money Market Funds (other than the Select Fund) Registered Pursuant to Rule 2a-7 ("MMFs")
| |   The following Rule 2a-7 Eligible Obligations:
        -  U.S. Treasury and Agency Obligations
        -  Domestic, Eurodollar and Yankee:
              Bankers' Acceptances
              Certificates of Deposit
              Commercial Paper
              Time Deposits
        -  Repurchase Agreements

MATURITY:
---------

| |   Weighted Average Maturity of 45 Days or Less (The Weighted Average
         Maturity of the Select Fund, EYBT and MMFs is the Number of Days Between When a Redemption Order is Placed and Redemption Proceeds are Received)
| |   Stated Final Maturity of a Fixed Rate Obligation Must Be 90 Days or Less
| |   Obligations May Be Variable or Floating Rate; However, the Stated Final
         Maturity of a Variable Rate Obligation Must Be 397 Days or Less and Must Reset Based on a Leading Money Market Indicator (Fed Funds, 1 Month LIBOR or 3 Month LIBOR) at Least Every 90 Days
| |   Repurchase Agreements Must Mature Within 7 Days

CREDIT QUALITY:
---------------

| | Securities (other than the Select Fund, MMFs, EYBT and U.S. Treasury and Agency Securities) Must be Rated at Least A-1 by Standard & Poors and P-1 by Moody's

DIVERSIFICATION:
----------------
| | Investments in the Securities of Any One Issuer Cannot Exceed 5% of the Portfolio Value at the Time of Purchase, except (i) 100% of the Portfolio Value may be Invested in the Securities of the Select Fund, MMFs and U.S. Treasury and Agency Securities, and (ii) up to 75% of the Portfolio Value may be Invested in the Securities of EYBT

| |   Industry Concentration,  as Determined by the SEC Directory, Will be
         Limited to 25% of the Portfolio Value

OTHER GUIDELINES:
-----------------
| |   Obligations with Caps are Prohibited
| |   Investments with Exposure to Foreign Currencies are Prohibited
| |   Portfolio Leveraging is Prohibited
| |   Illiquid Securities are Prohibited
| |   Mortgage-Backed and Asset-Backed Securities are Prohibited
|X| Guideline Limitations Shall be Applied on a Portfolio by Portfolio Basis, and Not in the Aggregate

                                   SCHEDULE 5
                                   ----------



                            LIST OF APPROVED PERSONS


For the Fund:                                   For the Agent:


William F. Quinn                            David A. Jacobson
Nancy Eckl                                  Mark H. Payson
Kirk Brown                                  Elizabeth A. Seidel
Adriana Posada                              Lawrence M. Stein
Cynthia Thatcher                            Lisa M. Lambert
                                            Patricia R. Fallon
                                            Richard Meek
                                            Eruch A. Mody

                                   SCHEDULE 6
                                   ----------



                                      FEES



For each cash collateralized loans effected hereunder, 15% of the difference between (i) the income earned on the investment of cash Collateral held with respect to such loan (after deduction of any custody, investment, management or related fees) and (ii) the Cash Collateral Fee (as defined in the applicable
SLA) paid to the borrower in respect of such loan.



For each non-cash collateralized loan effected hereunder, 15% of the Loan Fee (as defined in the applicable SLA) paid by the borrower with respect to such loan.

                                   SCHEDULE 7
                                   ----------



                                     NOTICES


If to the Fund:

      Address:    4151 Amon Carter Blvd., MD 2450
                  Fort Worth, TX  76155
                  Attn:  President
      Telephone:  817-967-3509
      Facsimile:  817-967-0768

      With a copy to:  Barry Y. Greenberg, Esq. (at the same address)




If to the Agent:


      Address:    50 Milk Street
                  Boston, MA 02109
                  Attn: Lisa M. Lambert
      Telephone:  617 772-6234
      Facsimile:  617 772-2404